UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 27, 2006

BEAZER HOMES USA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-12822	54-2086934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Abernathy Road, Suite 1200
Atlanta Georgia 30328
(Address of Principal
Executive Offices)

(770) 829-3700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 27, 2006, Beazer Homes USA, Inc.’s (the “Company”) Compensation Committee (the “Committee”) approved the establishment of a discretionary bonus plan (the “Plan”) for certain of the Company’s employees, including executive officers. Discretionary bonus awards may be granted to participants in the Plan for fiscal year 2007 and future fiscal years based on the achievement of certain to be established performance targets, which will relate to, without limitation, reductions in selling, general and administrative expenses, enhancements to liquidity, revenue, EBIT and safety records, customer relations and environmental compliance. The Committee will establish the relevant targets for each employee or category of employees covered by the Plan. The Committee established a sub-committee comprised of the Chairman of the Committee, the Chairman of the Board of Directors and the Chief Executive Officer to review employee performance for purposes of the Plan and recommend bonus awards to the Committee. The Committee also established a floor of one-half of an employee’s salary for purposes of beginning bank balances under the Company’s Executive Value Created Incentive Plan and Value Created Incentive Plan for fiscal year 2007 and future years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, INC.

Date: September 29, 2006	By:	/s/ James O’Leary
James O’Leary
Executive Vice President and Chief Financial Officer